Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

FOURTH QUARTER AND TWELVE MONTHS 2005 FINANCIAL RESULTS

Tampa, Florida, March 23, 2006 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its fourth quarter and twelve months ended December 31, 2005.

Reptron recorded fourth quarter 2005 net sales of $36.6 million, a 1.5% increase from the same period a year ago and a 12.3% increase from the third quarter of 2005. The Company recorded fourth quarter 2005 net loss of $4 thousand, or $0.00 per fully diluted share. This compares to a $1.1 million loss, or $0.23 per fully diluted share, in the same period a year ago, including net earnings of $0.3 million from the 2003 discontinued operations and reorganization costs.

For the year ended December 31, 2005, net sales totaled $138.5 million, a 2.2% decrease from 2004 (eleven months Reorganized Company combined with one month of the Predecessor Company). The Company recorded a loss during the year ended December 31, 2005 totaling $14.5 million, or $2.89 per fully diluted share, including a non-cash impairment charge to goodwill of approximately $10.1 million as well as an increase to the deferred tax asset valuation allowance of approximately $0.4 million. This compares to a loss of $0.7 million, or $0.15 per fully diluted share, during 2004 (eleven months Reorganized Company loss of $1.7 million combined with one month of the Predecessor Company earnings of $1.0 million), including reorganization gain and expenses, net of related income tax effect of $1.8 million. The earnings per share calculated for the period ending December 31, 2004 above are based only on the five million shares issued and outstanding of the reorganized company.

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Reptron Reports Fourth Quarter 2005 Financial Results

March 24, 2006

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“Reptron significantly reduced operating losses in the fourth quarter of 2005,” stated Paul J. Plante, Reptron’s president and chief executive officer. Plante continued, “Our fourth quarter 2005 results reflect the combination of the cost reduction plan we implemented earlier this year and growing customer demand.”

As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2004 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the eleven month period ended December 31, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods.

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Reptron Reports Fourth Quarter 2005 Financial Results

March 24, 2006

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Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), March 24, 2006 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-603-6971, or 1-210-234-0042 for international callers and entering pass code 2136386. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through April 24, 2006. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through April 24, 2006 by dialing 1-866-373-4995 from the U.S., or 1-203-369-0275 from international locations and entering pass code 2136386.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: The ability of the Company to achieve profitable operations, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three Months Ended December 31, 2005	Reorganized Company Three Months Ended December 31, 2004
Net Sales	$36,602	$36,075
Cost of goods sold	31,727	32,384

Gross profit	4,875	3,691

Selling, general and administrative expenses	4,041	4,146
Impairment charges	—	—

Operating income (loss)	834	(455)

Other expense:
Interest expense, net	(885)	(927)
Reorganization costs	—	(22)

Total other expense	(885)	(949)

Loss before income taxes	(51)	(1,404)

Income tax provision	—	—

Loss from continuing operations	(51)	(1,404)

Discontinued operations
Earnings from discontinued operations	47	274
Income tax benefit	—	—

Earnings on discontinued operations	47	274

Net earnings (loss)	$(4)	$(1,130)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$0.00	$(0.28)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.00	$0.05

Net loss per common share - basic and diluted	$0.00	$(0.23)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Twelve Months Ended December 31, 2005	Predecessor Company One Month Ended January 31, 2004	Reorganized Company Eleven Months Ended December 31, 2004
Net Sales	$138,463	$12,368	$129,230
Cost of goods sold	122,051	11,479	113,635

Gross profit	16,412	889	15,595

Selling, general and administrative expenses	17,195	1,447	14,758
Goodwill impairment charges	10,072	—	—

Operating income (loss)	(10,855)	(558)	837

Other income (expense):
Interest expense, net	(3,445)	(61)	(2,850)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(6)	(853)	(100)

Total other income (expense)	(3,451)	2,603	(2,950)

Earnings (loss) before income taxes	(14,306)	2,045	(2,113)

Income tax provision	383	777	—

Earnings (loss) from continuing operations	(14,689)	1,268	(2,113)

Discontinued operations
Earnings (loss) from discontinued operations	218	(507)	424
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	218	(314)	424

Net earnings (loss)	$(14,471)	$954	$(1,689)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(2.93)	$0.20	$(0.42)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.04	$(0.05)	$0.08

Net earnings (loss) per common share - basic and diluted	$(2.89)	$0.15	$(0.34)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company December 31, 2005	Reorganized Company December 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$230	$227
Restricted cash	740	1,014
Account receivable - trade, net	17,990	14,569
Inventories, net	21,378	19,774
Prepaid expenses and other	1,266	826

Total current assets	41,604	36,410

PROPERTY, PLANT & EQUIPMENT –NET	18,937	21,770
GOODWILL, NET	2,100	12,172
OTHER INTANGIBLE ASSETS, NET	3,230	3,855
DEFERRED INCOME TAX	1,543	1,902
OTHER ASSETS	83	83

TOTAL ASSETS	$67,497	$76,192

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$15,008	$12,885
Accrued expenses	5,613	5,049
Note payable to bank	13,900	10,431
Current portion of long-term obligations	315	380

Total current liabilities	34,836	28,745

SENIOR SECURED NOTES	30,000	30,000
LONG-TERM OBLIGATIONS, less current portion	3,046	3,361

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 shares	50	50
Additional paid-in capital	15,725	15,725
Accumulated deficit	(16,160)	(1,689)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(385)	14,086

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$67,497	$76,192